Exhibit 99.1

Adsparq Limited

Financial Statements

For the Years Ended March 31, 2011 and 2010

Adsparq Limited

Financial Statements

For the Years Ended March 31, 2011 and 2010

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Adsparq Limited:

We have audited the accompanying balance sheets of Adsparq Limited, as of March 31, 2011 and 2010 and the related statements of operations, changes in stockholders’ deficit and cash flows for the years then ended.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to the above present fairly, in all material respects, the financial position of Adsparq Limited, at March 31, 2011 and 2010, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As described in Note 1 to the financial statements, the Company has incurred net losses since inception and has an accumulated deficit of $1,030,443 at March 31, 2011.  These and other factors discussed therein raise a substantial doubt about the ability of the Company to continue as a going concern.  Management’s plans in regard to those matters are also described in Note 1.  The Company’s ability to achieve its plans with regard to those matters, which may be necessary to permit the realization of assets and satisfaction of liabilities in the ordinary course of business, is uncertain.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Anton & Chia, LLP
Newport Beach, California
August 25, 2011

Adsparq Limited
Balance Sheets

	March 31,
	2011	2010

Current Assets
Cash	$-	$33,891
Accounts receivable	131,215	32,342
Other current assets	13,333	12,545
Total current assets	144,548	78,778

Equipment, net	40,597	34,780
Other assets	377	353
TOTAL ASSETS	$185,522	$113,911

Current Liabilities
Accounts payable	$116,561	$124,686
Due to employees	539,196	441,838
Accrued expenses and other payables	17,417	866
Due to parent company	189,982	74,837
Note payable - related parties	119,340	111,656
Accrued interest	17,901	16,748
Deferred revenue	55,988	39,772
TOTAL LIABILITIES	1,056,385	810,403

Stockholders' Deficit
Common Stock, no par value; 100 shares authorized, 100 issued and outstanding as of March 31, 2011 and 2010	-	-
Other comprehensive loss	(138,502)	(66,530)
Additional paid-in capital	298,082	292,770
Accumulated deficit	(1,030,443)	(922,732)
TOTAL STOCKHOLDERS' DEFICIT	(870,863)	(696,492)
TOTAL LIABILITIES & STOCKHOLDERS' DEFICIT	$185,522	$113,911

The accompanying notes are an integral part of these financial statements.

Adsparq Limited
Statements of Operations
For the Years Ended March 31, 2011 and 2010

	2011	2010
Revenues	$960,231	$571,459
Cost of revenues	87,567	106,446
Gross margin	872,664	465,013

Operating expenses
Sales and marketing	281,848	256,672
Engineering, research and development	95,388	78,422
General and administrative	603,139	530,612
Total operating expenses	980,375	865,706

Loss from operations	(107,711)	(400,693)
Interest expense	-	(10,170)
Net loss	$(107,711)	$(410,863)

Other comprehensive loss
Foreign currency translation adjustment	(71,972)	(94,408)
Net comprehensive loss	$(179,683)	$(505,271)

The accompanying notes are an integral part of these financial statements.

Adsparq Limited
Statements of Changes in Stockholders' Deficit
For the Years Ended March 31, 2011 and 2010

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Other Comprehensive Income (Loss)	Total Stockholders' Deficit
	Shares	Amount

Beginning balance March 31, 2009	100	$-	$299,568	$(511,869)	$27,878	$(184,423)
Return of capital contribution	-	-	(6,798)	-	-	(6,798)
Net loss	-	-	-	(410,863)	-	(410,863)
Other comprehensive loss:
Foreign currency translation adjustments	-	-	-	-	(94,408)	(94,408)
Balance at March 31, 2010	100	-	292,770	(922,732)	(66,530)	(696,492)

Capital contribution	-	-	5,312	-	-	5,312
Net loss	-	-	-	(107,711)	-	(107,711)
Other comprehensive loss:
Foreign currency translation adjustments	-	-	-	-	(71,972)	(71,972)
Balance at March 31, 2011	100	$-	$298,082	$(1,030,443)	$(138,502)	$(870,863)

The accompanying notes are an integral part of these financial statements.

Adsparq Limited
Statements of Cash Flows
For the Years Ended March 31, 2011 and 2010

	2011	2010
Cash flows from operating activities:
Net loss	$(107,711)	$(410,863)
Adjustments to reconcile net loss to cash flows used in operating activities:
Depreciation and amortization expense	14,356	11,405
Other comprehensive loss	(71,972)	(94,408)
Changes in operating assets and liabilities:
Accounts receivable	(98,873)	5,193
Other current assets	(788)	(4,231)
Other assets	(24)	(73)
Accounts payable	(8,125)	(120,780)
Due to employees	97,358	416,138
Accrued expenses and other payables	16,551	(6,821)
Due to parent company	115,145	111,091
Accrued interest	1,153	11,169
Deferred revenue	16,216	39,772
Net cash used in operating activities	(26,714)	(42,408)

Cash flows from investing activities:
Purchases of equipment	(20,173)	(9,139)
Net cash used in investing activities	(20,173)	(9,139)

Cash flows from financing activities:
Capital contribution	5,312	-
Return of capital contribution	-	(6,798)
Proceeds from notes payable - related parties	7,684	79,475
Net cash provided by financing activities	12,996	72,677

Change in cash during year	(33,891)	21,130
Cash, beginning of year	33,891	12,761
Cash, end of year	$-	$33,891

Supplemental disclosure of cash flow information:
Cash paid during period for :
Interest	$-	$-
Income Taxes	$-	$-

The accompanying notes are an integral part of these financial statements.

Adsparq Limited

Notes to Financial Statements

1.	Summary of significant accounting policies

Nature of operations

Adsparq Limited (“the Company”) is a provider of mobile marketing technology that enables major brands and enterprises to engage consumers via their mobile phones and other smart devices.  Interactive electronic communications with consumers is a complex process involving communication networks and software.  The Company removes this complexity through its suite of services and technologies thereby enabling brands, marketers, and content owners to communicate with their customers and consumers in general.

Basis of presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) as promulgated in the United States of America.

Going concern

The Company’s financial statements have been prepared assuming that it will continue as a going concern.  Such assumption contemplates the realization of assets and satisfaction of liabilities in the normal course of business.   However, the Company has incurred continued losses, has a net working capital deficiency, and has an accumulated deficit of approximately $1.0 million as of March 31, 2011.  These factors among others create a substantial doubt about the Company’s ability to continue as a going concern. The Company is dependent upon sufficient future revenues or obtaining financing in order to meet the Company’s operating cash requirements.  Barring the Company’s generation of revenues in excess of its costs and expenses or its obtaining additional funds from equity or debt financing, the Company will not have sufficient cash to continue to fund the operations of the Company through March 31, 2012.  These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.  Significant estimates used are those related to asset impairments, the valuation and useful lives of depreciable tangible assets, and the valuation allowance of deferred tax assets.  Management believes that these estimates are reasonable; however, actual results may differ from these estimates.

Revenue recognition

The Company’s Txtstation Control Center platform is a hosted solution.  The Company generates revenue from licensing its software to clients in its software as a service (Saas) model, per-message and per-minute transactional fees, and customized professional services. The Company recognizes license fees over the period of the contract, service fees as the services are performed, and per-message or per-minute transaction revenue when the transaction takes place.  The Company recognizes revenue at the time that the services are rendered, the selling price is fixed, and collection is reasonably assured, provided no significant obligations remain.  The Company considers authoritative guidance on multiple deliverables in determining whether each deliverable represents a separate unit of accounting.  Cash received in advance of the performance of services is recorded as deferred revenue.  Deferred revenues totaled $55,988 at March 31, 2011 and $39,772 at March 31, 2010 and are included in the accompanying balance sheet line item deferred revenue.

Cash and cash equivalents

The Company considers all investments with an original maturity of three months or less to be cash equivalents.  Cash equivalents primarily represent funds invested in money market funds, bank certificates of deposit and U.S. government debt securities whose cost equals fair market value.  At March 31, 2011 and 2010, respectively, the Company had no cash equivalents.

From time to time, the Company may maintain bank balances in excess of the $250,000 insured by the Federal Deposit Insurance Corporation.  The Company has not experienced any losses with respect to cash.  Management believes the Company is not exposed to any significant credit risk with respect to its cash and cash equivalents.

Accounts receivable

Accounts receivable are carried at their estimated collectible amounts. The Company grants unsecured credit to substantially all of its customers.  Ongoing credit evaluations are performed and potential credit losses are charged to operations at the time the account receivable is estimated to be uncollectible.  Since the Company cannot necessarily predict future changes in the financial stability of our customers, the Company cannot guarantee that its reserves will continue to be adequate.

From time to time, the Company may have a limited number of customers with individually large amounts due.  Any unanticipated change in one of the customer’s credit worthiness could have a material effect on our results of operations in the period in which such changes or events occurred.  The Company had an allowance for doubtful accounts of $0 and $4,721 at March 31, 2011 and 2010, respectively.

Equipment

Equipment is recorded at cost, and consists primarily of furniture and fixtures, and computer equipment.  The assets are depreciated using the straight-line method over the estimated useful lives of the related assets (generally five years or less).  Costs incurred for maintenance and repairs are expensed as incurred and expenditures for major replacements and improvements are capitalized and depreciated over their estimated remaining useful lives.  Depreciation expense totaled $14,356 and $11,405 for the years ended March 31, 2011 and 2010, respectively.  Accumulated depreciation was $268,269 and $237,079 at March 31, 2011 and 2010, respectively.

Impairment of Long-Lived Assets

The Company evaluates long-lived assets, including intangible assets with finite lives, for impairment whenever events or changes in circumstances indicate their net book value may not be recoverable. When such factors and circumstances exist, the Company compares the projected undiscounted future cash flows associated with the related asset or group of assets over their estimated useful lives against their respective carrying amount. Impairment, if any, is based on the excess of the carrying amount over the fair value, based on market value when available, or discounted expected cash flows, of those assets and is recorded in the period in which the determination is made. The Company’s management currently believes there is no impairment of its long-lived assets. There can be no assurance, however, that market conditions will not change or demand for the Company’s products under development will continue. Either of these could result in future impairment of long-lived assets.

Income taxes

In assessing the realization of deferred tax assets, the Company considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. The Company considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based on the level of historical operating results and the uncertainty of the economic conditions, the Company has recorded a full valuation allowance against its deferred tax assets at March 31, 2011 and 2010 in each jurisdiction where it cannot conclude that it is more likely than not that those assets will be realized.

Fair value of financial instruments

Accounting Standards Codification subtopic 820-10, Fair Value Measurements and Disclosures ("ASC 820-10") defines fair value, establishes a framework for measuring fair value and enhances fair value measurement disclosure. The adoption of ASC 820-10 did not have a material impact on the Company's financial position or operations, but does require that the Company disclose assets and liabilities that are recognized and measured at fair value on a non-recurring basis, presented in a three-tier fair value hierarchy, as follows:

•      Level 1. Observable inputs such as quoted prices in active markets;
•      Level 2. Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and
•      Level 3. Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

No assets were valued at fair value on a recurring or non-recurring basis as of March 31, 2011 or March 31, 2010, respectively.

Effective October 1, 2008, the Company adopted Accounting Standards Codification subtopic 820-10, Fair Value Measurements and Disclosures ("ASC 820-10") and Accounting Standards Codification subtopic 825-10, Financial Instruments ("ASC 825-10"), which permits entities to choose to measure many financial instruments and certain other items at fair value. Neither of these statements had an impact on the Company's financial position, results of operations or cash flows. The carrying value of cash and cash equivalents, accounts payable, accrued liabilities and short-term borrowings, as reflected in the balance sheets, approximate fair value because of the short-term maturity of these instruments.

Engineering, research and development

The Company is engaged in ongoing engineering, research and development ("R&D") of its mobile marketing platform. The Company accounts for R&D under standards issued by the Financial Accounting Standards Board ("FASB"). Under these standards, all R&D costs must be charged to expense as incurred. Accordingly, internal R&D costs are expensed as incurred. Third-party R&D costs are expensed when the contracted work has been performed or as milestone results have been achieved.

Advertising

We expense advertising costs as incurred.  We have no existing arrangements under which we provide or receive advertising services from others for any consideration other than cash.  Advertising expense totaled $66,790 and $58,926 for the years ended March 31, 2011 and 2010, respectively.

Foreign currency translation

The reporting currency is the U.S. dollar.  The functional currency of the Company is the local currency, the New Zealand Dollar (NZ).  The financial statements of the Company are translated into United States dollars in accordance with ASC 830, Foreign Currency Matters using year-end rates of exchange for assets and liabilities, and average rates of exchange for the period for revenues, costs, and expenses and historical rates for equity.  Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive loss.  At March 31, 2011 and 2010, the cumulative translation adjustment of $138,502 and $66,530, respectively, was classified as an item of other comprehensive loss in the stockholders’ deficit section of the balance sheets.  For the fiscal years ended March 31, 2011 and 2010, the foreign currency translation adjustment to accumulated other comprehensive loss was $71,972 and $94,408, respectively.

Litigation

From time to time, we may become involved in disputes, litigation and other legal actions.  We estimate the range of liability related to any pending litigation where the amount and range of loss can be estimated.  We record our best estimate of a loss when the loss is considered probable.  Where a liability is probable and there is a range of estimated loss with no best estimate in the range, we record a charge equal to at least the minimum estimated liability for a loss contingency when both of the following conditions are met: (i) information available prior to issuance of the financial statements indicates that it is probable that an asset had been impaired or a liability had been incurred at the date of the financial statements and (ii) the range of loss can be reasonably estimated.

Recently adopted accounting pronouncements

Accounting standards promulgated by the FASB are subject to change.  Changes in such standards may have an impact on the Company’s future financial statements.  The following are a summary of recent accounting developments.

In June 2009, the FASB issued additional guidance which requires an enterprise to determine whether its variable interest or interests give it a controlling financial interest in a variable interest entity.  The primary beneficiary of a variable interest entity is that the enterprise that has both (1) the power to direct the activities of a variable interest entity that most significantly impact the entity's economic performance, and (2) the obligation to absorb losses of the entity that could potentially be significant to the variable interest entity or the right to receive benefits from the entity that could potentially be significant to the variable interest entity.  The guidance also requires ongoing reassessments of whether an enterprise is the primary beneficiary of a variable interest entity.  The new guidance was effective for the Company beginning January 1, 2010.  The adoption of this guidance did not have a material impact on its financial statements.

In January 2010, the FASB issued revised authoritative guidance that requires more robust disclosures about the different classes of assets and liabilities measured at fair value, the valuation techniques and inputs used, the activity in Level 3 fair value measurements, and the transfers between Levels 1, 2 and 3. This guidance is effective for interim and annual reporting periods beginning after December 15, 2009 (which is January 1, 2010 for the Company) except for the disclosures about purchases, sales, issuances, and settlements in the roll forward activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years (which is January 1, 2011 for the Company). Early application is encouraged. The revised guidance was adopted as of January 1, 2010. The adoption of this guidance did not have a material impact on the Company’s financial position, results of operations and cash flows.

In December 2010, the FASB issued FASB ASU No. 2010-28, “When to Perform Step 2 of the Goodwill Impairment Test for Reporting Units with Zero or Negative Carrying Amounts,” which is now codified under FASB ASC Topic 350, “Intangibles — Goodwill and Other.” This ASU provides amendments to Step 1 of the goodwill impairment test for reporting units with zero or negative carrying amounts. For those reporting units, an entity is required to perform Step 2 of the goodwill impairment test if it is more likely than not a goodwill impairment exists. When determining whether it is more likely than not an impairment exists, an entity should consider whether there are any adverse qualitative factors, such as a significant deterioration in market conditions, indicating an impairment may exist. FASB ASU No. 2010-28 is effective for fiscal years (and interim periods within those years) beginning after December 15, 2010. Early adoption is not permitted. Upon adoption of the amendments, an entity with reporting units having carrying amounts which are zero or negative is required to assess whether is it more likely than not the reporting units’ goodwill is impaired. If the entity determines impairment exists, the entity must perform Step 2 of the goodwill impairment test for that reporting unit or units. Step 2 involves allocating the fair value of the reporting unit to each asset and liability, with the excess being implied goodwill. An impairment loss results if the amount of recorded goodwill exceeds the implied goodwill. Any resulting goodwill impairment should be recorded as a cumulative-effect adjustment to beginning retained earnings in the period of adoption. This ASU is not expected to have any material impact to the Company’s financial statements.

In May 2011, the FASB issued ASU No. 2011-04, Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs. This update clarifies the application of certain existing fair value measurement guidance and expands the disclosures for fair value measurements that are estimated using significant unobservable (Level 3) inputs. This update is effective on a prospective basis for annual and interim reporting periods beginning on or after December 15, 2011, which for the Company is January 1, 2012. The Company does not expect that adopting this update will have a material impact on its financial statements.

2.	Related parties - notes payable and accrued interest

The Company issued unsecured notes payable to certain shareholders in 2008 and 2009 with an interest rate of 15% per annum that were due in one year.  Interest stopped accruing on the notes payable after twelve months.  No payments on the notes have been made to date.  The notes payable and accrued interest are classified as current liabilities on the Company’s balance sheets.

The Company recorded interest expense of $0 and $10,170 for the years ended March 31, 2011 and 2010, respectively, pursuant to the terms of the note agreements.

3.	Stockholders’ equity

The Company is authorized to issue 100 shares of no par common stock.  These shares were issued to the Company’s parent at formation for no value.  During the year ended 2011, the Company received a $5,312 capital contribution from its parent Company.  During the year ended 2010, the Company returned capital contributions of $6,798.

4.	Income taxes

The Company has adopted the provisions of FASB ASC Topic 740, Income Taxes (“ASC 740”), formerly FIN 48, which clarifies the accounting for uncertainty in income taxes recognized in a company's financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  Further, ASC 740 gives guidance regarding the recognition of a tax position based on a "more likely than not" recognition threshold; that is, evaluating whether the position is more likely than not of being sustained upon examination by the appropriate taxing authorities, based on the technical merits of the position.

Under ASC 740, deferred income tax assets and liabilities reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

Significant components of the Company’s net deferred tax assets and liabilities as of March 31, 2011 and 2010 are as follows:

	2011	2010

Deferred tax assets (liabilities):	$225,000	$210,000
Net operating loss carryforwards	186,000	158,000
Total deferred tax assets	411,000	368,000

Valuation allowance for net deferred tax assets	(411,000)	(368,000)
Total	$-	$-

The Company has provided a valuation allowance against deferred tax assets recorded as of March 31, 2011 and 2010 due to uncertainties regarding the realization of such assets.

The net change in the total valuation allowance for the year ended March 31, 2011 was an increase of approximately $43,000.  The net change in the total valuation allowance for the year ended March 31, 2010 was an increase of approximately $164,000.  In assessing the realizability of deferred tax assets, the Company considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during periods in which those temporary differences become deductible.  The Company considers projected future taxable income and planning strategies in making this assessment.  Based on the level of historical operating results and projections for the taxable income for the future, the Company has determined that it is more likely than not that the deferred tax assets will not be realized.  Accordingly, the Company has recorded a valuation allowance to reduce deferred tax assets to zero.  There can be no assurance that the Company will ever be able to realize the benefit of some or all of the federal and state loss carryforwards, either due to ongoing operating losses or due to ownership changes, which limit the usefulness of the loss carryforwards.

As of March 31, 2011, the Company has available net operating loss carryforwards of approximately $566,000 for federal income tax purposes, which will start to expire in 2029.  The net operating loss carryforwards for state purposes are approximately $566,000 and will start to expire in 2019.

The difference between the provision for income taxes and income taxes computed using the U.S. federal income tax rate for the years ended March 31, 2011 and 2010 was as follows:

	2011	2010

Net operating loss carryforwards	$(37,000)	$(140,000)
State taxes, net of federal benefits	(6,000)	(24,000)
Change in valuation allowance	43,000	164,000
Total	$-	$-

Subsequent to the year ended March 31, 2011, the Company was acquired by CommerceTel Corporation (see Note 6), which resulted in a “change of ownership” as defined by Section 382 of the Internal Revenue Code.  As such, utilization of net operating loss carryforwards generated before the change in ownership will be limited.  The Company is in the process of evaluating the amount of the limitation.

5.	Commitments and contingencies

The Company has no operating leases or other commitments and contingencies.

6.	Subsequent events

On April 1, 2011, the Company sold substantially all of the assets of the Company (Txtstation interactive mobile marketing platform and services business) to CommerceTel Corporation (“CommerceTel”).  The consideration received pursuant to the sale of assets consisted of 2,125,000 shares of CommerceTel’s common stock, $26,184 in cash at closing and $250,000 of scheduled cash payments.  The $250,000 of scheduled cash payments are due as follows:  $25,000 payable on the 60th day following closing and the balance is payable in $25,000 installments at the end of each of the next nine 30-day periods thereafter.  CommerceTel assumed none of the Company’s liabilities in the transaction, except for the performance obligation of unearned revenue.  For a period of one year following the closing of the transaction, half of the shares of common stock issued to the Company will be held in escrow as security for the Company’s obligations under the agreement.

In connection with the transaction, Commercetel also issued 300,000 shares of common stock to the controlling stockholder of the Company in consideration of certain indemnification obligations and other agreements.  For one year following the closing of the transaction,  the shareholder has agreed not to, directly or indirectly, transfer, donate, sell, assign, pledge, hypothecate, grant a security interest in or otherwise dispose or attempt to dispose of all or any portion of shares issued to it (or any interest therein).